EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Dual Listing on the Tel Aviv Stock Exchange

NEW YORK, Nov. 27, 2017 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ:PFLT) (the “Company”) announced today its common stock has been approved for listing on the Tel Aviv Stock Exchange (TASE).  Trading is expected to begin on or about Tuesday, November 28, 2017 under the ticker symbol PFLT.

The Company’s common stock will continue to be listed on NASDAQ and the Company will remain subject to the rules and regulations applicable to NASDAQ-listed companies. Investors should note that trading on the TASE occurs Sunday through Thursday from 9:30 am to 5:30 pm Israel time, except on TASE trading holidays. The TASE Clearing House is electronically linked to the Depository Trust Company, a subsidiary of the Depository Trust & Clearing Corporation, to automate the cross-border settlement of shares listed on both the TASE and a U.S. Exchange. No new shares of the Company’s common stock are being issued in connection with the admission to trading on the Tel Aviv Stock Exchange.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in subordinated debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “expects,” “maintain,” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com